1 Yellow Corporation Fourth Quarter 2020 Earnings Conference Call

2 Financial Results

3 Financial Results

4 Operating Statistics – Fourth Quarter (a) Percent change based on unrounded figures and not the rounded figures presented

5 Operating Statistics – Year End (a) Percent change based on unrounded figures and not the rounded figures presented

6 Capital Structure Overview Term Loan Lease Financing Obligations CDA Notes UST Tranche A UST Tranche B Tranche A of $300M covers short-term contractual obligations and certain other obligations including pension and healthcare payments and will carry a variable interest rate, currently determined by LIBOR (subject to a floor of 1%), plus 3.5%, consisting of 1.5% cash and the remainder paid-in-kind (PIK). The UST Tranche A loan balance of $302.3M includes $2.3M of PIK interest as of 12/31/20. Tranche B of $400M will be used for essential capital investment in trailers and tractors and will carry a variable interest rate, currently determined by LIBOR (subject to a floor of 1%), plus 3.5% all in cash. (in millions)

7 Capital Structure and Labor Timeline Largest debt instruments and the current labor agreement mature at various dates in 2024 IBT March ABL Facility Jan. Term Loan June CDA Notes December UST Loan Sept.

8 LTM Adjusted EBITDA Covenant (in millions)

9 Adjusted EBITDA Reconciliation